Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Peter Sohn, Principal Executive Officer and Principal Financial and Accounting Officer of LEGACY VENTURES INTERNATIONAL, INC. (the "Company") certify that:

1.  I have reviewed the quarterly report on Form 10-Q of the Company;

2.  Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3.  Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this quarterly report.

Date:  April 26, 2019

/s/ Peter Sohn

Peter Sohn

Principal Executive Officer

and Principal Financial and Accounting Officer